EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2021 FIRST QUARTER RESULTS
Company Delivers Q1 Revenue at High End of Outlook Range, Expects Similar Levels in Q2

LIVERMORE, Calif. — April 28, 2021 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2021 ended March 27, 2021. Quarterly revenues were $186.6 million, a decrease of 5.3% compared to $197.0 million in the fourth quarter of fiscal 2020, and an increase of 16.1% from $160.8 million in the first quarter of fiscal 2020.

•Robust Foundry & Logic and consistent DRAM results led to the second-highest quarterly revenue in Company’s history
•Differentiated strengths in 5G and advanced packaging drove share gains exceeding Foundry & Logic market growth
•Gross margins recovered after successfully addressing two discrete fourth-quarter issues

“Our revenue and gross margin performance, paired with good operating expense control, produced solid quarterly results as we continued to invest in capacity expansion to meet anticipated long-term, broad-based demand,” said Mike Slessor, CEO of FormFactor, Inc. “The underlying components of first quarter demand were similar to Q4’20, driven mostly by strong Foundry and Logic demand coupled with DRAM levels comparable to the previous quarter.”

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2021 was $19.6 million, or $0.25 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2020 of $19.3 million, or $0.24 per fully-diluted share, and net income for the first quarter of fiscal 2020 of $15.9 million, or $0.20 per fully-diluted share. Gross margin for the first quarter of 2021 was 41.1%, compared with 39.4% in the fourth quarter of 2020, and 41.9% in the first quarter of 2020.

On a non-GAAP basis, net income for the first quarter of fiscal 2021 was $30.8 million, or $0.38 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2020 of $35.3 million, or $0.44 per fully-diluted share, and net income for the first quarter of fiscal 2020 of $26.1 million, or $0.33 per fully-diluted share. On a non-GAAP basis, gross margin for the first quarter of 2021 was 45.0%, compared with 43.4% in the fourth quarter of 2020, and 46.1% in the first quarter of 2020.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the first quarter of fiscal 2021 was $19.2 million, compared to free cash flow for the fourth quarter of fiscal 2020 of $31.4 million, and free cash flow for the first quarter of 2020 of $27.6 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the second quarter we expect that a reduction in Foundry and Logic demand from the timing of certain customer design releases, following especially high first quarter levels, will be offset by increased DRAM probe card shipments.”

For the second quarter ending June 26, 2021, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$180 million to $192 million	—	$180 million to $192 million
Gross Margin	37% to 40%	$7 million	41% to 44%
Net income per diluted share	$0.12 to $0.20	$0.16	$0.28 to $0.36
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, acquisition related expenses and amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through April 30, 4:25 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 1583924. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three months ended March 27, 2021 and for outlook provided before, as well as for the comparable periods of fiscal 2020, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from metrology and inspection, characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; changes in macro-economic environments; events affecting global and regional economic conditions and stability such as Brexit, infectious diseases and pandemics (such as the current COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are increasingly restrictive export regulations being adopted in the U.S., including recently published amendments to export regulations that may substantially restrict or condition our sales in China with considerable uncertainty regarding the ultimate interpretation and implementation of these rules. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Revenues	$186,636	$160,753
Cost of revenues	109,930	93,363
Gross profit	76,706	67,390
Operating expenses:
Research and development	24,046	21,267
Selling, general and administrative	30,015	27,693
Total operating expenses	54,061	48,960
Operating income	22,645	18,430
Interest income	194	685
Interest expense	(180)	(318)
Other income (expense), net	172	(91)
Income before income taxes	22,831	18,706
Provision for income taxes	3,206	2,816
Net income	$19,625	$15,890
Net income per share:
Basic	$0.25	$0.21
Diluted	$0.25	$0.20
Weighted-average number of shares used in per share calculations:
Basic	77,598	76,005
Diluted	79,988	78,510

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020	December 26, 2020
GAAP Revenue	$186,636	$160,753	$197,043
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	125	—	109
Non-GAAP Revenue	$186,761	$160,753	$197,152

GAAP Gross Profit	$76,706	$67,390	$77,614
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	5,998	5,750	6,869
Stock-based compensation	1,335	937	1,151
Non-GAAP Gross Profit	$84,039	$74,077	$85,634

GAAP Gross Margin	41.1%	41.9%	39.4%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	3.2%	3.6%	3.4%
Stock-based compensation	0.7%	0.6%	0.6%
Non-GAAP Gross Margin	45.0%	46.1%	43.4%

GAAP operating expenses	$54,061	$48,960	$56,786
Adjustments:
Amortization of intangibles	(1,715)	(1,513)	(1,794)
Stock-based compensation	(5,742)	(4,686)	(5,905)
Loss on contingent consideration	—	—	(892)
Acquisition related expenses	(166)	(35)	(140)
Non-GAAP operating expenses	$46,438	$42,726	$48,055

GAAP operating income	$22,645	$18,430	$20,828
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	7,713	7,263	8,663
Stock-based compensation	7,077	5,623	7,056
Loss on contingent consideration	—	—	892
Acquisition related expenses	166	35	140
Non-GAAP operating income	$37,601	$31,351	$37,579

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020	December 26, 2020
GAAP net income	$19,625	$15,890	$19,273
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	7,713	7,263	8,663
Stock-based compensation	7,077	5,623	7,056
Loss on contingent consideration	—	—	892
Acquisition related expenses	166	35	140
Income tax effect of non-GAAP adjustments	(3,806)	(2,759)	(675)
Non-GAAP net income	$30,775	$26,052	$35,349

GAAP net income per share:
Basic	$0.25	$0.21	$0.25
Diluted	$0.25	$0.20	$0.24

Non-GAAP net income per share:
Basic	$0.40	$0.34	$0.46
Diluted	$0.38	$0.33	$0.44

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$19,625	$15,890
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,130	4,561
Amortization	6,805	7,263
Stock-based compensation expense	7,077	5,623
Provision for excess and obsolete inventories	3,394	3,287
Other activity impacting operating cash flows	(10,675)	2,715
Net cash provided by operating activities	32,356	39,339
Cash flows from investing activities:
Acquisition of property, plant and equipment	(13,470)	(12,050)
Proceeds (purchases) of marketable securities, net	(26,452)	6,568
Other activity impacting investing cash flows	—	40
Net cash used in investing activities	(39,922)	(5,442)
Cash flows from financing activities:
Proceeds from issuances of common stock	5,487	4,513
Purchase of common stock through stock repurchase program	(5,738)	—
Tax withholdings related to net share settlements of equity awards	(1,141)	(385)
Principal repayments on term loans	(2,376)	(13,199)
Net cash used in financing activities	(3,768)	(9,071)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,456)	312
Net increase (decrease) in cash, cash equivalents and restricted cash	(12,790)	25,138
Cash, cash equivalents and restricted cash, beginning of period	191,098	147,937
Cash, cash equivalents and restricted cash, end of period	$178,308	$173,075

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020	December 26, 2020
Net cash provided by operating activities	$32,356	$39,339	$45,047
Adjustments:
Cash paid for interest	173	291	184
Acquisition related payments in working capital	166	35	140
Capital expenditures	(13,470)	(12,050)	(13,978)
Free cash flow	$19,225	$27,615	$31,393

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 27, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$173,616	$187,225
Marketable securities	94,093	67,810
Accounts receivable, net of allowance for doubtful accounts	103,500	107,603
Inventories, net	104,727	99,229
Restricted cash	2,798	1,904
Prepaid expenses and other current assets	19,371	23,303
Total current assets	498,105	487,074
Restricted cash	1,894	1,969
Operating lease, right-of-use-assets	37,208	30,756
Property, plant and equipment, net of accumulated depreciation	112,312	104,103
Goodwill	214,218	212,761
Intangibles, net	48,786	59,147
Deferred tax assets	65,821	66,242
Other assets	1,867	1,165
Total assets	$980,211	$963,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,720	$62,045
Accrued liabilities	43,468	55,342
Current portion of term loans, net of unamortized issuance costs	9,260	9,516
Deferred revenue	18,644	20,964
Operating lease liabilities	7,557	6,704
Total current liabilities	146,649	154,571
Term loans, less current portion, net of unamortized issuance costs	22,390	24,978
Deferred tax liabilities	4,965	5,346
Long-term operating lease liabilities	33,485	27,996
Other liabilities	6,189	6,242
Total liabilities	213,678	219,133

Stockholders’ equity:
Common stock, $0.001 par value:
250,000,000 shares authorized; 77,758,530 and 77,437,997 shares issued and outstanding	78	78
Treasury stock, at cost, 136,402 and — shares	(5,738)	—
Additional paid-in capital	915,136	903,838
Accumulated other comprehensive income	3,150	5,886
Accumulated deficit	(146,093)	(165,718)
Total stockholders’ equity	766,533	744,084
Total liabilities and stockholders’ equity	$980,211	$963,217

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP earnings per fully-diluted share, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F